SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2008

General Automotive Company

(Exact name of registrant as specified in its charter)

Nevada	333-137755	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5422 Carrier Drive, Suite 309 Orlando, FL	32819
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  407-363-4474

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 16, 2008, the Board of Directors expanded the size of the board to three members as permitted by our bylaws and appointed Mr. Tim Alford to fill the new vacancy, where he shall serve until the next annual meeting of the shareholders or until removed by other actions as allowed by our bylaws.

There are no family relationships between Mr. Tim Alford and any of our members of the Board of Directors or executive officers.

Mr. Tim Alford has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have any employment agreement with Mr. Alford.

Tim Alford is the President of our wholly-owned subsidiary, OE Source L.C., a Florida limited liability company. Mr. Alford has over 25 years in sales and marketing with both OEM and global distribution channels.  Previously, from 2000 to 2004 he served as Operations and Marketing manager for Arrow Electronics where his primary responsibilities were to provide management direction relating to all aspects of product procurement and inventory control. In addition, he provided sales and product expertise to customers and the sales force.

In addition, our Board of Directors elected one of our current directors, Dan Valladao, to be the Board’s Chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Automotive Company

/s/Joseph L. DeFrancisci
Joseph L. DeFrancisci
President and CEO

Date:  April 21, 2008